Exhibit 10.1
CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Amendment No. 1
to the Master Agreement

This Amendment No. 1 (“Amendment No. 1”) to the Master Agreement is entered into and effective as of April 10, 2023 (“Amendment No. 1 Effective Date”) by and between Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of New York (“Regeneron”), and Alnylam Pharmaceuticals, Inc., a corporation organized under the laws of Delaware (“Alnylam”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Recitals
WHEREAS, Regeneron and Alnylam are parties to that Master Agreement dated April 8, 2019 (the “Agreement”);

WHEREAS, Regeneron and Alnylam find it in their respective interests to amend the Agreement to clarify certain terms;

NOW THEREFORE, in consideration of the foregoing and the agreements below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Defined Terms. The following defined terms in Article 1 of the Agreement are hereby restated and amended, effective as of the Effective Date of the Agreement:
1.12    “Alnylam Background Technology” means (a) on a Program-by-Program basis, (i) Information that is necessary or reasonably useful to Exploit any Collaboration Product under such Program and (ii) Patent Rights that Cover any Collaboration Product under such Program or the Exploitation of any Collaboration Product under such Program, and (b) Information or Patent Rights that are necessary or reasonably useful to perform any Technology Development Activities, in each case, ((a) and (b)), that are Controlled by Alnylam or its Affiliates as of the Execution Date or at any time thereafter until the end of the Term, but excluding Alnylam Collaboration IP and Alnylam’s interest in the Joint Collaboration IP.
1.218    “Regeneron Background Technology” means (a) on a Program-by-Program basis, (i) Information that is necessary or reasonably useful to Exploit any Collaboration Product under such Program and (ii) Patent Rights that Cover any Collaboration Product under such Program or the Exploitation of any Collaboration Product under such Program; and (b) Information or Patent Rights that are necessary or reasonably useful to perform any Technology Development Activities, in each case, ((a) and (b)), that are Controlled by Regeneron or its Affiliates as of the Execution Date or at any time thereafter until the end of the Term, but excluding Regeneron Collaboration IP and Regeneron’s interest in the Joint Collaboration IP. Notwithstanding the foregoing,

ACTIVE/122592133.2

Regeneron Background Technology shall exclude (i) any Information related to any Unlicensed Component and (ii) any Patent Rights that Cover the composition or use or manufacture of any Unlicensed Component (alone or in combination).
2.The following new defined terms are hereby added to Article 1 of the Agreement, effective as of the Effective Date of the Agreement:
1.275    “[**] Research Plan” has the meaning set forth in Section 3.2.3(f)(ii).
1.276    “Technology Development Activities” has the meaning set forth in Section 3.2.3(f)(iii).
1.277    “[**] Research Plan” has the meaning set forth in Section 3.2.3(f)(i).
3.The following new sections are hereby added to the Agreement, effective as of the Effective Date of the Agreement:
Add as new 3.2.3(f):
3.2.3    Selection of New Collaboration Targets; Technology Development Activities.
(f)    Technology Development Activities.
(i)     The Parties agree to conduct certain technology development activities related to the generation and evaluation of [**], in accordance with the mutually agreed research plan attached hereto as Schedule 1.277 (the “[**] Research Plan”). Under the [**] Research Plan, Regeneron will provide [**] antibody ligands and Alnylam will provide siRNAs for the activities under the workplan.
(ii)    The Parties agree to conduct certain technology development activities related to formulation and the evaluation [**] in accordance with the mutually agreed research plan attached hereto as Schedule 1.275 (the “[**] Research Plan”). Under the [**] Research Plan, Alnylam will provide the siRNAs for the activities under the workplan.
(iii)    The technology development activities described in clauses (i) and (ii) above may be referred to herein as the “Technology Development Activities.” All costs associated with Technology Development Activities shall be borne by the Party performing such activities and shall not be creditable against any payments hereunder. The Parties shall conduct all Technology Development Activities in good faith. For clarity, any Materials provided by one Party to the other Party in connection with the Technology Development Activities shall be governed by Section 3.8 and, in particular, shall be used by the recipient Party solely for the intended Technology Development Activities. At least once each Calendar Quarter or upon the other Party’s reasonable request, each Party will provide the other Party information in its Control generated through the Technology Development Activities.

(iv)    Notwithstanding anything to the contrary (including Section 7.1.1), with respect to the Technology Development Activities, (A) any improvement, discovery or Information, patentable or otherwise, that are conceived or reduced to practice (in whole or in part) or otherwise identified, discovered, made or developed, as applicable, solely by Alnylam, its employees, agents or consultants, solely by Regeneron, its employees, agents or consultants or jointly by individuals who are employees, agents or consultants of Alnylam or its Affiliates or its or their Sublicensees, on the one hand, and individuals who are employees, agents or consultants of Regeneron or its Affiliates or its or their Sublicensees, on the other hand, under or in the course of such Technology Development Activities, and (B) any Patent Rights that Cover such improvements, discoveries or Information described in clause (A), will be classified as Joint Collaboration IP, and the Patent Rights in clause (B) will be classified as Joint Collaboration Patents.
Add as new 5.1.5:
5.1.5    during the Research Term, a non-exclusive, non-transferable (except as permitted by Section 12.2), worldwide license (or sublicense), without any right to grant sublicenses (other than to subcontractors permitted under Section 3.4.5), under any Alnylam Technology that is relevant to the Technology Development Activities assigned to Regeneron under the [**] Research Plan or the [**] Research Plan, to perform such Technology Development Activities, which license shall be fully paid-up;
Add as new 5.2.3:
5.2.3    during the Research Term, a non-exclusive, non-transferable (except as permitted by Section 12.2), worldwide license (or sublicense), without any right to grant sublicenses (other than to subcontractors permitted under Section 3.4.5), under any Regeneron Technology that is relevant to the Technology Development Activities assigned to Alnylam under the [**] Research Plan or the [**] Research Plan, to perform such Technology Development Activities, which license shall be fully paid-up;
4.Except as specifically amended herein, all other terms of the Agreement shall remain in full force and effect. The Parties may execute this Amendment No. 1 in counterparts, each of which is deemed an original, but all of which together constitute one and the same agreement. The Amendment No. 1 may be executed or delivered electronically or by facsimile transmission, and the Parties hereby agree that any electronic or facsimile signatures hereto are legal, valid and enforceable as originals.

[signatures follow]

THIS AMENDMENT NO. 1 IS EXECUTED by the authorized representatives of the Parties as of the Amendment No. 1 Effective Date.

ALNYLAM PHARMACEUTICALS, INC.	REGENERON PHARMACEUTICALS, INC.
By: /s/ Jeff Poulton Name: Jeff Poulton Title: Chief Financial Officer	By: /s/ Kerry Reinertsen Name: Kerry Reinertsen Title: SVP Strategic Alliances

Schedule 1.275
[**] Research Plan

[**]

Schedule 1.277
[**] Research Plan

[**]

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